UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2025
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ALTO NEUROSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-41944	83-4210124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro St, Suite 450, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 200-0412
N/A
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ANRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.
On May 31, 2025 (the “Closing Date”), Alto Neuroscience, Inc. (the “Company”), and Chase Therapeutics Corporation (the “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Seller sold its rights, title, and interest in and to certain assets related to a novel combination of pramipexole and ondansetron, known as CTC-501, and a novel combination of pramipexole and aprepitant, known as CTC-413 (the “Acquired Compounds”), including relevant intellectual property rights, know-how, and contracts.

On the Closing Date, the Company paid the Seller an initial payment of $1,750,000 in cash and reimbursed the Seller $1,200,000 to offset certain expenses incurred by the Seller in connection with the Asset Purchase Agreement. The Company is obligated to pay Seller up to an aggregate of $71,500,000 after the Closing Date (the “Milestone Payments”) upon the achievement of certain clinical, regulatory, and sales milestones related to the Acquired Compounds (the “Milestone Events”). Of the potential Milestone Payments, $41,000,000 are tied to commercial success of the product candidates. Other than with respect to the first Milestone Event, the Seller may elect to receive its Milestone Payments for each Milestone Event either as cash or as restricted shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), subject to an overall limitation of a maximum of 5,387,353 shares of Common Stock that may be issued pursuant to the Asset Purchase Agreement (representing 19.9% of the outstanding shares of the Company’s Common Stock as of the Closing Date).

The number of shares of Common Stock issuable for a Milestone Payment paid in restricted shares of Common Stock, will be determined by dividing the Milestone Payment by the applicable Alto Stock Price (as defined below), rounded down to the nearest share. The Alto Stock Price is defined as the five-day volume-weighted average price per share of Common Stock as reported by Bloomberg and calculated during regular trading hours over the five consecutive trading day period ending on: (a) with respect to a Milestone Payment pursuant to Seller’s election to receive a Milestone Payment as Common Stock, the first trading day immediately following an Achievement Notice (as defined in the Asset Purchase Agreement); and (b) with respect a Deadline Milestone Payment (as defined below), the first trading day immediately following the applicable anniversary of the Closing Date.

The Company must use commercially reasonable efforts to develop, seek Regulatory Approval (as defined in the Asset Purchase Agreement) for, and commercialize products containing or comprising the Acquired Compounds in the United States. If the Company fails to achieve certain Milestone Events by an agreed date, the Company must either pre-pay a portion of the relevant Milestone Payment associated with that Milestone Event, (a “Deadline Milestone Payment”), which pre-payment obligation may be paid in restricted shares of Common Stock, or by transfer of the related Acquired Compound back to the Seller, in the Company’s sole discretion.

In connection with the Asset Purchase Agreement, the principals of the Seller are separately entering into consulting agreements with the Company. The Company also assumed certain liabilities of the Seller arising after the Closing Date, including liabilities arising under the transferred contracts.

Pursuant to the Asset Purchase Agreement, the Company and Seller agreed to negotiate, in good faith, a customary registration rights agreement with respect to the shares of Common Stock that may be delivered to Seller pursuant to the Asset Purchase Agreement (the “CTC Shares”). Such registration rights agreement would provide Seller with (i) three S-3 demand registration rights and (ii) piggyback rights with respect to any other registrations of Common Stock, provided that the Company’s obligations terminate on the fifth anniversary of the date the final Milestone Event is achieved.

The Asset Purchase Agreement and the transactions contemplated therein were approved by the board of directors of the Company. The Asset Purchase Agreement contains customary representations, warranties, and covenants of each of the Company and the Seller.

Other than pursuant to the Asset Purchase Agreement and the related consulting agreements, there exists no material relationship between the Company, its affiliates, or any of the Company’s directors and officers, on the one hand, and the Seller, on the other. The terms of the transaction were negotiated between the Company and the Seller on an arms-length basis.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

The Asset Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts since they were made only as of the date of the Asset Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties might change after the date of the Asset Purchase Agreement, which subsequent information might or might not be fully reflected in public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the CTC Shares is incorporated by reference into this Item 3.02. The issuance of shares of the CTC Shares will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 8.01 Other Events.

On June 3, 2025, Alto Neuroscience, Inc. issued a press release entitled “Alto Neuroscience Announces Acquisition of Novel Dopamine Agonist Combination Product Candidate, Adding Pivotal Trial Readout in Treatment Resistant Depression Within Current Cash Runway.” The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of Alto Neuroscience, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO NEUROSCIENCE, INC.

Dated: June 3, 2025	By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer